As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neuphoria Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-3845449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Summit Dr

Burlington, Massachusetts 01803

+1 (786) 439 5551

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Spyridon “Spyros” Papapetropoulos, M.D.

Chief Executive Officer

spyros@neuphoriatx.com.au

100 Summit Dr

Burlington, Massachusetts 01803

+1 (786) 439 5551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Theodore Ghorra	Andrew Reilly
Rimon PC	Rimon Law Pty Ltd
400 Madison Avenue	Level 2, 50 Bridge Street
New York, NY 10017	Sydney, NSW 2000, Australia
+1 212 515 9979	+61 2 9055 6965
theodore.ghorra@rimonlaw.com	andrew.reilly@rimonlaw.com

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated January 24, 2025

PROSPECTUS

Neuphoria Therapeutics Inc.

1,054,381 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling shareholder identified in this prospectus (the “Selling Shareholder”) of up to 1,054,381 shares of common stock of Neuphoria Therapeutics Inc. (“Neuphoria”), all of which were initially issued by Bionomics Limited, an Australian corporation (“Bionomics”), pursuant to the Securities Purchase Agreement, dated as of May 31, 2024, by and between Bionomics and the Selling Shareholder. On December 23, 2024, Bionomics re-domiciled from Australia to Delaware, pursuant to which Neuphoria became the ultimate parent company and successor issuer of Bionomics.

The Selling Shareholder will receive all the proceeds from any sales of shares of common stock offered pursuant to this prospectus. We will, however, receive proceeds from any exercise of warrants by the Selling Shareholder. We will pay the expenses associated with registering the sales of shares of common stock by the Selling Shareholder.

The Selling Shareholder will bear the commissions and discounts, if any, attributable to any sale of the shares of common stock by the Selling Shareholder. The Selling Shareholder may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares of common stock may be sold at the market price at the time of a sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of shares of common stock. See “Plan of Distribution” for more information.

The shares of common stock are listed on The Nasdaq Global Market under the symbol “NEUP”.

Investing in the shares of common stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). You should rely only on the information contained in or incorporated by reference into this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Incorporation of Documents by Reference.” You should read this prospectus, together with additional information described below under the heading “Where You Can Find Additional Information,” and “Incorporation of Documents by Reference” before deciding whether to invest in any of the shares of common stock being offered by the Selling Shareholder. For a more complete understanding of the offering of the shares of common stock, you should refer to the registration statement, including the exhibits. You may access the registration statement, exhibits and other reports we file with the SEC on the SEC’s website.

The information in this prospectus is accurate as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Neither the delivery of this prospectus nor the sale of any securities means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

Unless otherwise indicated or the context implies otherwise:

●	“we,” “us,” or “our” refers to Neuphoria Therapeutics Inc., a Delaware corporation, and its consolidated subsidiaries; and

●	“shares” or “shares of common stock” refers to our shares of common stock.

We use our registered and unregistered trademarks, including Neuphoria™, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biotechnology company dedicated to developing therapies that address the complex needs of individuals affected by neuropsychiatric disorders. We are advancing our lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor, for the acute, “as needed” treatment of social anxiety disorder (SAD) and for chronic treatment of post-traumatic stress disorder (PTSD). BNC210 is a first-of-its-kind, well-tolerated, broad spectrum anti-anxiety experimental therapeutic, designed to restore neurotransmitter balance in relevant brain areas, providing rapid relief from stress and anxiety symptoms without the common pitfalls of sedation, cognitive impairment, or addiction. In addition, we have a strategic partnership with Merck & Co., Inc. (known as MSD outside the United States and Canada) with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Our pipeline also includes the α7 nicotinic acetylcholine receptor next generation and the Kv3.1/3.2 preclinical programs, both in the lead optimization development stage.

You should carefully consider the information on our business activities and strategies disclosed in Item 1 of Bionomics’ Annual Report on Form 10-K for the fiscal year ended June 30, 2024 that was filed with the SEC on September 30, 2024.

Re-domiciliation

On October 1, 2024, Bionomics announced its intention to re-domicile from Australia to the United States via a proposed scheme of arrangement under Australian law between Bionomics and its shareholders (the “Scheme”). Implementation of the Scheme was subject to approval of Bionomics’ shareholders as well as Australian regulatory and court approvals. Bionomics’ ordinary shares, in the form of American Depositary Shares (“ADSs”), traded in the United States since listing on the Nasdaq Global Market in December 2021 until December 23, 2024.

The Scheme was approved by Bionomics shareholders and an Australian court in December 2024. On December 23, 2024, shareholders of Bionomics received a proportionate number of shares of common stock in Neuphoria, a new parent company that was incorporated in Delaware for purposes of the re-domiciliation. Neuphoria is the successor issuer to Bionomics and shares of Neuphoria’s common stock commenced trading on Nasdaq on December 24, 2024.

Warrant Issuance

On December 24, 2024, Neuphoria, Bionomics and the Selling Shareholder entered into a warrant exchange agreement (“Warrant Exchange Agreement”), pursuant to which the Selling Shareholder’s warrant issued by Bionomics on June 3, 2024, exercisable to purchase up to 12,652,572 ADSs of Bionomics, was cancelled and Neuphoria issued a warrant to purchase up to 1,054,381 shares of common stock of Neuphoria (the “Warrant”) to the Selling Shareholder.

Neuphoria intends to use the net proceeds from any exercise of the Warrant to fund the advancement of BNC210’s registrational programs in both social anxiety disorder and post-traumatic stress disorder, business development activities, working capital and general corporate purposes.

Under the terms of the Warrant, the Selling Shareholder may not beneficially own more than 9.99% of Neuphoria’s outstanding shares of common stock at any time. Otherwise, the Warrant is immediately exercisable and remains exercisable until June 2, 2029.

This prospectus relates to the offer and potential sale by the Selling Shareholder of those shares of common stock issuable upon exercise of the Warrant.

The Offering

Securities offered by the Selling Shareholders	1,054,381 shares of common stock

Shares of common stock outstanding after the Offering, including shares of common stock offered by the Selling Shareholder	2,683,040 shares of common stock

Use of proceeds	The Selling Shareholder will receive all the proceeds from any sales of shares of common stock offered pursuant to this prospectus. We may receive up to $12.5 million upon exercise of the Warrant.

Nasdaq Global Market	“NEUP”.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, as well as the information and documents incorporated by reference herein, for a discussion of risks you should consider carefully before making an investment decision.

Use of Proceeds

The Selling Shareholder will receive all the proceeds from any sales of shares of common stock offered pursuant to this prospectus. We may receive up to $12.5 million upon exercise of the Warrant.

The Nasdaq Capital Market Listing

Our shares of common stock are listed on The Nasdaq Global Market under the symbol “NEUP”.

Corporate Information

Neuphoria Therapeutics Inc. is a Delaware company that was incorporated in June 2024. Our registered office is located at 100 Summit Dr, Burlington, Massachusetts, 01803, and our telephone number is 1 (786) 439 5551. Our website address is www.neuphoriatx.com. The information contained in, or accessible through, our website does not constitute part of this prospectus.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” in the applicable prospectus supplement and contained in Bionomics’ most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, before you invest in our securities. These risks include, among others:

●	Sales of our shares of common stock issuable upon exercise of the Warrant and other derivative securities could cause the market price of our shares of common stock to decline.

●	We face competition from entities that have developed or may develop product candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to ours.

●	We are a clinical-stage biopharmaceutical company with no approved products. We have incurred significant operating losses since our inception and expect to incur significant losses for the foreseeable future. We have never generated any revenue from product sales and may never generate any revenue or become profitable or, if we achieve profitability, we may not be able to sustain it.

●	We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations.

●	Preclinical and clinical drug development is a lengthy and expensive process, with an uncertain outcome. Our preclinical and clinical programs may experience delays or may never advance, which would adversely affect our ability to obtain regulatory approvals or commercialize our product candidates on a timely basis or at all, which could have an adverse effect on our business.

●	If we experience delays or difficulties in the initiation, enrollment and/or retention of patients in clinical trials, our regulatory submissions or receipt of necessary regulatory approvals could be delayed or prevented.

●	The trading price of our shares of common stock may be volatile, and you may not be able to resell the shares of common stock at or above the price you paid.

●	An active trading market for the shares of common stock may not be maintained or be liquid enough for you to sell your shares of common stock quickly or at market price.

●	Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any.

●	We may have difficulties in attracting and retaining key personnel, and if we fail to do so our business may suffer.

●	We depend on collaboration partners to develop and commercialize our collaboration product candidates, including Merck and Carina Biotech. If our collaboration partners fail to perform as expected, fail to advance our collaboration product candidates or are unable to obtain the required regulatory approvals for our collaboration product candidates, the potential for us to generate future revenue from such product candidates would be significantly reduced and our business would be significantly harmed.

●	We currently rely, and expect to continue to rely, on third parties to conduct some or all aspects of our product manufacturing, research and preclinical and clinical testing, and these third parties may not perform satisfactorily.

●	We may not be able to protect our intellectual property rights throughout the world.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These advantages include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation in our periodic reports (if any), proxy statements (if any) and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, then we will cease to be an emerging growth company prior to the end of such five-year period.

We may elect to take advantage of reduced reporting requirements in future filings. As a result, the information in this prospectus and that we provide to our shareholders in the future may be different than what you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to Bionomics’ most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2024, which is incorporated herein by reference, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Act of 1934, as amended, and the risk factors and other information contained therein. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

You should consider carefully the risks described below and the risks described in Items 3D and 11 of Bionomics’ Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed on September 30, 2024, which is herein incorporated by reference.

Risks relating to this Offering

Sales of our shares of common stock issuable upon exercise of the Warrant and other derivative securities could cause the market price of our shares of common stock to decline.

The Warrant entitles the Selling Shareholder to purchase up to 1,054,381 shares of common stock, at a purchase price per share of common stock of $11.88. The sale of these additional shares of common stock, or the perception that such sales could occur, could cause the market price of our shares to decline or become more volatile.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements are contained principally in “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Statements regarding our future results of operations and financial position, growth strategy and plans and objectives of management for future operations are forward-looking statements.

Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends which affect or may affect our business, operations and industry. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties.

Many important factors could adversely impact our business and financial performance, including but not limited to those discussed in “Risk Factors” of this prospectus and the following:

●	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;

●	the timing and focus of our clinical trials and preclinical studies, and the reporting of data from those trials and studies;

●	our plans relating to commercializing any product candidates, including the geographic areas of focus and sales strategy;

●	the market opportunity and competitive landscape for our product candidates, including our estimates of the number of patients who suffer from the conditions we are targeting;

●	the success of competing therapies that are or may become available;

●	our estimates of the number of patients that we will enroll in our clinical trials;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

●	the timing of initiation and completion, and the progress of our drug discovery and research programs;

●	the timing or likelihood of regulatory filings and approvals for our product candidates for various diseases;

●	our ability to obtain and maintain regulatory approval of our product candidates;

●	our plans relating to the development of our product candidates, including additional indications we may pursue;

●	existing regulations and regulatory developments in the United States, Australia, Europe and other jurisdictions;

●	risks associated with any pandemic that could adversely impact our preclinical studies and clinical trials;

●	our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available;

●	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

●	our plans regarding any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements, needs for additional financing and the impact of a fluctuating currency exchange on these estimates;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our anticipated use of our existing resources;

●	cyber security risks and any failure to maintain the confidentiality, integrity and availability of our computer hardware, software and internet applications and related tools and functions; and

●	other risks and uncertainties, including those listed under “Risk Factors.”

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

WARRANT ISSUANCE

On December 24, 2024, Neuphoria, Bionomics and the Selling Shareholder entered into a warrant exchange agreement (“Warrant Exchange Agreement”), pursuant to which the Selling Shareholder’s cash exercise warrant issued by Bionomics on June 3, 2024, exercisable to purchase up to 12,652,572 ADSs of Bionomics, was cancelled and Neuphoria issued a cash exercise warrant to purchase up to 1,054,381 shares of common stock of Neuphoria (the “Warrant”) to the Selling Shareholder.

Neuphoria intends to use any net proceeds from the exercise of the Warrant to fund the advancement of BNC210’s registrational programs in both social anxiety disorder and post-traumatic stress disorder, business development activities, working capital and general corporate purposes.

Under the terms of the Warrant, the Selling Shareholder may not beneficially own more than 9.99% of Neuphoria’s outstanding shares of common stock at any time. Otherwise, the Warrant is immediately exercisable and remains exercisable until June 2, 2029.

This prospectus relates to the offer and potential sale by the Selling Shareholder of those shares of common stock issuable upon exercise of the Warrant.

USE OF PROCEEDS

We may receive up to $12.5 million upon exercise in full of the Warrant by the Selling Shareholder.

We cannot predict when or if the Warrant will be exercised. It is possible that the Warrant may expire and never be exercised. Any proceeds received by us from the exercise of the Warrant will be used for funding our research and development, pre-commercialization activities and for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of Neuphoria Therapeutics Inc., a Delaware corporation, is a summary only. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and the Bylaws.

General

Under our Certificate of Incorporation, Neuphoria is authorized to issue up to 30,000,000 shares of common stock and 3,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters on which stockholders are generally entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the combined voting power of our common stock could, if they so choose, elect all the directors.

Dividends. Subject to the rights of the holders of any outstanding series of preferred stock, holders of common stock are entitled to receive any dividends to the extent permitted by law when, as and if declared by our board of directors.

Liquidation. Upon our dissolution, liquidation or winding up of Neuphoria, subject to the rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock are entitled to receive the assets of Neuphoria available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Other Matters. The Certificate of Incorporation does not entitle holders of our common stock to preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The common stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion. All outstanding shares of our common stock are fully paid and non-assessable.

Authorized but Unissued Preferred Stock

Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply as long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.

Our Certificate of Incorporation authorizes our board of directors to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the designation, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each series of preferred stock. Our board of directors is also able to increase or decrease the number of authorized shares of any series of preferred stock (but not below the number of shares of that series of preferred stock then outstanding) without any further vote or action by the stockholders.

The existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of Neuphoria by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

Certain provisions of Delaware law, the Certificate of Incorporation and the Bylaws could make the acquisition of Neuphoria more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors. The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board Classification. The Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the directors serving three-year terms. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. The Certificate of Incorporation and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors.

Special Meetings of Stockholders. The Certificate of Incorporation and the Bylaws provide that special meetings of our stockholders may be called only by our board of directors.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of our board of directors.

Stockholder Action by Written Consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. The Certificate of Incorporation precludes stockholder action by written consent.

Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. The Bylaws require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice will be timely only if delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which a public announcement of the date of such annual meeting is first made by us. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the potential acquiror’s own slate of directors or otherwise attempting to obtain control of Neuphoria.

Removal of Directors; Vacancies. Under the DGCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. The Certificate of Incorporation provides that directors may only be removed for cause and only by the affirmative vote of holders of at least 66 2/3% in the voting power of the stock outstanding and entitled to vote thereon. In addition, the Certificate of Incorporation also provides that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law, any newly created directorship on our board of directors resulting from any increase in the authorized number of directors and any vacancies in our board of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director (and not by the stockholders).

Supermajority Provisions. The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to adopt, amend or repeal the Bylaws without a stockholder vote. Any adoption, amendment or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the following provisions in the Certificate of Incorporation, among others:

●	the provisions providing for a classified board of directors (the election and term of our directors);

●	the provisions regarding removal of directors;

●	the provisions regarding filling vacancies on our board of directors and newly created directorships;

●	the provisions precluding stockholder action by written consent;

●	the provisions regarding calling special meetings of stockholders;

●	the provision requiring a 66 2/3% supermajority vote for stockholders to amend the Bylaws;

●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

●	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Section 203 of the Delaware General Corporation Law. The Certificate of Incorporation provides that we are not governed by, or otherwise subject to, Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for Neuphoria’s common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall St., Canton, Massachusetts 02021.

SELLING SHAREHOLDER

The table below lists the Selling Shareholder and other information regarding its beneficial ownership of our shares of common stock as of December 31, 2024.

	Shares of Common Stock Beneficially Owned prior to the Offering(1)		Maximum Number of Shares of Common Stock to Be Sold pursuant to this	Shares of Common Stock Beneficially Owned after the Offering(1)(4)
Name of Selling Shareholder and address	Number(2)	Percentage(3)	Prospectus(2)	Number	Percentage
Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	-	-%	1,054,381	-	-%

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the Selling Shareholder the right to acquire our shares of common stock within 60 days of the date of this prospectus.

(2)	Includes up to 1,054,381 shares of common stock that are issuable upon exercise of the Warrant to the extent the number of Neuphoria’s shares of common stock beneficially owned by the Selling Shareholder would exceed 9.99%. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Applicable percentage of ownership is based on 1,628,659 shares of common stock outstanding as of December 31, 2024.

(4)	Assumes that the Selling Shareholder disposes of all the shares of common stock it beneficially owned as of December 31, 2024 and covered by this prospectus.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of its assignees and successors-in-interest may, from time to time, sell any or all its shares of common stock covered by this prospectus on the Nasdaq Global Market or any other stock exchange or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed Neuphoria that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Neuphoria is required to pay certain fees and expenses incurred by it incident to the registration of the shares of common stock covered by this prospectus. Neuphoria has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Shares to be registered in the offering under this prospectus will be passed upon by our counsel, Rimon Law.

EXPERTS

Wolf & Company, P.C., an independent registered public accounting firm, has audited our consolidated financial statements included in Bionomics’ Annual Report on Form 10-K for the year ended June 30, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Wolf & Company, P.C.’s report, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

Re-domiciliation

On October 1, 2024, Bionomics announced its intention to re-domicile from Australia to the United States via a proposed scheme of arrangement under Australian law between Bionomics and its shareholders. Implementation of the scheme of arrangement was subject to approval of Bionomics’ shareholders as well as Australian regulatory and court approvals. Bionomics’ ordinary shares, in the form of ADSs, traded in the United States since listing on the Nasdaq Global Market in December 2021 until December 23, 2024.

The Scheme was approved by Bionomics shareholders and an Australian court in December 2024. On December 23, 2024, shareholders of Bionomics received a proportionate number of shares of common stock in Neuphoria, a new parent company that was incorporated in Delaware for purposes of the re-domiciliation. Neuphoria is the successor issuer to Bionomics and shares of Neuphoria’s common stock commenced trading on Nasdaq on December 24, 2024.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all the information set forth in the registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.neuphoriatx.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	Bionomics’ Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024;

●	Bionomics’ Current Report on Form 8-K filed with the SEC on November 21, 2024;

●	Bionomics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024; and

●	Neuphoria’s Current Report on Form 8-K filed with the SEC on December 23, 2024.

We also incorporate by reference into this prospectus any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

100 Summit Dr

Burlington, Massachusetts 01803

+1 (781) 439 5551

info@neuphoriatx.com

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

Neuphoria Therapeutics Inc.

1,054,381 Shares of Common Stock

PROSPECTUS

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Prospectus dated ____ 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us in connection with the potential sale of the shares of common stock covered by this prospectus (other than any sales commissions or discounts, which will be paid by the Selling Shareholder). The estimates do not include expenses related to offerings of particular securities. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$451.64
Printing expenses	3,000
Accounting fees and expenses	15,000
Legal fees and expenses	20,000
Total	$38, 451.64

Item 15. Indemnification of Officers and Directors

Delaware Law

Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Bylaws

Our Bylaws provide that we will indemnify each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of Neuphoria or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of Neuphoria or while a director or officer of Neuphoria is or was serving at our request, as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of anything done or not done by him or her in any such capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the Indemnitee) actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, to the fullest extent allowed under the DGCL, as amended. Our Bylaws also provide that we shall advance to any Indemnitee, prior to the final disposition of the proceeding and promptly following request therefor, all expenses incurred by the Indemnitee in defending the proceeding. However, if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our Bylaws or otherwise.

Indemnification Agreements and Insurance Matters

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We also maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The above discussion of our amended and restated certificate of incorporation, as amended, our Bylaws, our indemnification agreements with our current directors and executive officers and Sections 102 and 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such amended and restated certificate of incorporation, such Bylaws, such indemnification agreements and such statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

Exhibits. Number	Description
3.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 3, 2024 (incorporated by reference to Exhibit 3.1 to Neuphoria Therapeutics Inc.’s Current Report on Form 8-K filed on December 23, 2024)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to Neuphoria Therapeutics Inc.’s Current Report on Form 8-K filed on December 23, 2024)
5.1*	Opinion of Rimôn Law
10.1*	Common Stock Purchase Warrant, dated December 24, 2024, issued by Neuphoria Therapeutics Inc. to Armistice Capital Master Fund Ltd.
10.2	Scheme Implementation Agreement, dated October 1, 2024, between Bionomics Limited and Neuphoria Therapeutics Inc. (incorporated by reference to Exhibit 2.1 to Neuphoria Therapeutics Inc.’s Current Report on Form 8-K filed on December 23, 2024)
23.1*	Consent of Wolf & Company, P.C., an independent registered public accounting firm
23.2*	Consent of Rimôn Law (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts on January 24, 2025.

Neuphoria Therapeutics Inc.

By:	/s/ Spyridon Papapetropoulos
Name:	Spyridon Papapetropoulos
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Spyridon Papapetropoulos as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spyridon Papapetropoulos	Chief Executive Officer, President and Director	January 24, 2025
Spyridon Papapetropoulos	(principal executive officer)

/s/ Tim Cunningham	Chief Financial Officer	January 24, 2025
Tim Cunningham	(principal financial officer and principal accounting officer)

/s/ Miles Davies	Director	January 24, 2025
Miles Davies

/s/ Alan Fisher	Director	January 24, 2025
Alan Fisher

/s/ Jane Ryan	Director	January 24, 2025
Jane Ryan, Ph.D.

/s/ David Wilson	Director	January 24, 2025
David Wilson